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                                                                   EXHIBIT 1(g)

                      MERCURY ASSET MANAGEMENT FUNDS, INC.

                              ARTICLES OF AMENDMENT

            Mercury Asset Management Funds, Inc. a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: Article IV, paragraph (1) is hereby amended to change the name of one of the series of the Corporation from "Mercury Emerging Economies Fund" to "Mercury U.S. Small Cap Growth Fund."

            SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the entire board of directors and the amendment is limited to a change expressly permitted by Section 2-605 (a)(4) of Maryland General Corporation Law, to be made without action by the stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

            IN WITNESS WHEREOF: Mercury Asset Management Funds, Inc., has caused these presents to be signed in its name on its behalf by its President or one of its Vice Presidents and attested by its Secretary on September 2, 1999.

                                            MERCURY ASSET MANAGEMENT FUNDS, INC.

                                            By: /s/ TERRY K. GLENN
                                               ---------------------------------
                                            Name:   Terry K. Glenn
                                            Title:  Executive Vice President

Attest: /s/ ROBERT E. PUTNEY, III
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       Robert E. Putney, III
       Secretary

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            THE UNDERSIGNED, President or Vice President of Mercury Asset
Management Funds, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                            By: /s/ TERRY K. GLENN
                                               ---------------------------------
                                            Name:   Terry K. Glenn
                                            Title:  Executive Vice President